Exhibit 24(a)

THE SHERWIN-WILLIAMS COMPANY

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and/or officers of The Sherwin-Williams Company, an Ohio corporation (the “Company”), hereby constitutes and appoints each of John G. Morikis, Allen J. Mistysyn and Catherine M. Kilbane, with full power of substitution and resubstitution, as the true and lawful attorney-in-fact or attorneys-in-fact of the undersigned to execute and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-8 (the “Registration Statement”) relating to the registration of the Company’s Common Stock, par value $1.00 per share, issuable pursuant to The Valspar Corporation 2015 Omnibus Equity Incentive Plan, as amended, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the undersigned, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them and any substitute therefor may lawfully do or cause to be done by virtue thereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Executed as of this 18th day of April, 2017.

Signature	Title

/s/ John G. Morikis John G. Morikis	Chairman, President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Allen J. Mistysyn Allen J. Mistysyn	Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer)

/s/ Jane M. Cronin Jane M. Cronin	Senior Vice President – Corporate Controller and Assistant Secretary (Principal Accounting Officer)

/s/ Arthur F. Anton Arthur F. Anton	Director

/s/ David F. Hodnik David F. Hodnik	Director

/s/ Richard J. Kramer Richard J. Kramer	Director

/s/ Susan J. Kropf Susan J. Kropf	Director

/s/ Christine A. Poon Christine A. Poon	Director

/s/ John M. Stropki John M. Stropki	Director

/s/ Michael H. Thaman Michael H. Thaman	Director

/s/ Matthew Thornton III Matthew Thornton III	Director

/s/ Steven H. Wunning Steven H. Wunning	Director